UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 3, 2008

UCN, INC.
(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047
(Address of principal executive offices)

(801) 320-3200
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2008, the Board of Directors of UCN, Inc., adopted, subject to stockholder approval, the UCN 2008 Equity Incentive Plan (the “2008 Plan” or the “Plan”). The 2008 Plan was approved by the stockholders at the Annual Meeting of stockholders held June 3, 2008, and will be effective on July 1, 2008. No awards under the Plan have been granted.

The Plan provides for the grant of equity incentive awards, including, incentive stock options, nonqualified stock options, stock units, stock awards, stock appreciation rights, dividend equivalents, and other stock-based awards. The Plan authorizes 1,500,000 shares of UCN common stock for issuance pursuant to awards. Persons eligible to receive grants under the Plan consist of all of UCN’s employees (including executive officers and employee directors), employees of UCN subsidiaries, UCN’s non-employee directors, and consultants and advisors who perform services for UCN.

The Plan will be administered and interpreted by the Board of Directors or a committee designated by the Board. UCN has designated the Compensation Committee (the “Committee”) to fulfill that role of Plan administrator. The Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate. The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations set forth in the Plan, and (v) deal with any other matters arising under the Plan.

Item 8.01	Other Events

At the Annual Meeting of stockholders of UCN held June 3, 2008, the stockholders:

●	Re-elected as directors the nominees listed in the proxy statement for the meeting; Theodore Stern, Steve Barnett, Paul F. Koeppe, Blake O. Fisher, Jr., and Paul Jarman; and

●	Ratified the selection of Deloitte & Touche LLP as the independent auditor to examine UCN’s financial statements for the year ending December 31, 2008.

Item 9.01	Financial Statements and Exhibits

Exhibits

The following document is included as an exhibit to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document

10.1	2008 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: June 5, 2008	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer